UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2018

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 5, 2018, Bojangles’, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Walker Parent, Inc., a Delaware corporation (“Parent”), and Walker Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds affiliated with Durational Capital Management LP (“Durational”) and The Jordan Company, L.P. (“TJC”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (“Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than shares of Common Stock (i) held in treasury by the Company or owned by any direct or indirect subsidiary of the Company, (ii) owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or (iii) held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into the right to receive $16.10 in cash (the “Merger Consideration”).

At the Effective Time, each option of the Company to purchase shares granted under the Company stock plan or otherwise that is outstanding and unexercised at the Effective Time will become fully vested, exercisable, cancelled and converted into the right to receive a cash payment equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per share of such stock option and (ii) the aggregate number of shares issuable upon exercise of such stock option. Each stock option of the Company that has an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment of any consideration.

In addition, at the Effective Time, each restricted stock unit of the Company granted under the Company stock plan or otherwise that is outstanding as of immediately prior to the Effective Time will become fully vested, cancelled and converted into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares subject to such restricted stock unit.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the

Transactions, including the Merger, upon the terms and subject to the conditions of the Merger Agreement, (iv) recommended the approval of the adoption of the Merger Agreement by the stockholders of the Company (the “Board Recommendation”), and (v) directed that the approval and adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders.

The consummation of the Merger (the “Closing”) is subject to certain conditions, including (i) the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement (the “Stockholder Approval”), (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger. Each of Parent’s, Merger Sub’s and the Company’s obligation to consummate the Merger is also subject to certain additional conditions, including (x) subject to specific standards, the accuracy of the representations and warranties of the other party, (y) performance in all material respects by the other party of its obligations under the Merger Agreement, and (z) with respect to Parent’s and Merger Sub’s obligations to consummate the Merger, the absence of any event, circumstance, change, or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement). The Closing is not subject to a financing condition.

The Merger Agreement provides that the Closing will occur on the third (3rd) business day after the later to be satisfied of the conditions of obtaining the Stockholder Approval or obtaining regulatory approvals (subject to the satisfaction or, to the extent permitted, waiver of the other conditions to closing), subject to the completion of a specified marketing period for the debt financing Parent and Merger Sub are using to fund a portion of the Merger Consideration. In addition, the Closing will occur on a Monday and not earlier than January 7, 2019.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Closing or the date that the Merger Agreement is terminated in accordance with its terms.

The Company has also agreed to immediately cease and cause to be terminated any solicitation, discussions or negotiations that may be ongoing with a potential acquiror with respect to an alternative acquisition proposal or any proposal that could reasonably be expected to lead to an alternative acquisition proposal. The Company has further agreed not to solicit, initiate, or knowingly encourage or knowingly facilitate discussions with third parties regarding alternative acquisition proposals and to certain restrictions on its ability to respond to any such proposal, subject to certain exceptions to allow for the fulfillment of the fiduciary duties of the Board.

If, however, prior to the receipt of the Stockholder Approval, (i) the Company receives an unsolicited written acquisition proposal that did not result from a willful and material breach of the no-solicitation provision in the Merger Agreement and the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such unsolicited written acquisition proposal is a “Superior Proposal,” and it determines in good faith (after consultation with its outside legal counsel) that its failure to take an action set forth below would be inconsistent with its fiduciary duties under applicable Law, or (ii) the Board determines in good faith (after consultation with its outside legal counsel) an “Intervening Event” has occurred and as a result thereof, the Board determines in good faith (after consultation with its outside legal counsel) that the failure to take an action set forth below would be inconsistent with its fiduciary duties under applicable law, then the Board may take any of the following actions (any such action, an “Adverse Recommendation Change”):

•	withhold, withdraw, modify or amend in a manner adverse to Parent or Merger Sub, the Board Recommendation;

•	approve, adopt or recommend, or declare the advisability of, any acquisition proposal;

•	enter into any acquisition agreement, merger agreement, or similar agreement with respect to any acquisition proposal;

•	fail to include the Board Recommendation in the proxy statement to be filed relating to the Stockholder Approval;

•	fail to recommend against any acquisition proposal that is a tender offer or exchange offer within ten (10) business days after the commencement of such tender offer or exchange offer; or

•

if an acquisition proposal shall have been publicly announced or disclosed, fail to reaffirm the board recommendation in favor of the Merger upon the written request of Parent within five (5) business days after such written request (subject to certain exceptions).

A “Superior Proposal” is a bona fide written acquisition proposal relating to more than 50% of the outstanding Shares, voting power or assets of the Company and its subsidiaries, taken as a whole, that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all of the terms and conditions of the acquisition proposal, including the identity and nature of the person making the offer, (1) would result in a transaction (if consummated) more favorable to the Company’s stockholders from a financial point of view than the Merger and the Transaction, after taking into account any proposed amendments or modifications committed to by Parent (as described further below) and (2) is reasonably capable of being timely financed and consummated.

An “Intervening Event” is any material event, circumstance, change, effect, development or condition (other than an acquisition proposal) occurring or arising after the date of the Merger Agreement that was not known or reasonably foreseeable to the Board as of such date, other than certain specified events, circumstances, changes, effects, developments or conditions set forth in the Merger Agreement.

Prior to taking any action that constitutes an Adverse Recommendation Change, the Company must comply with notice and other specified conditions, including providing Parent with a four (4)-business day period during which time the Company will negotiate in good faith with Parent to enable Parent to propose revisions to the terms and conditions of the Merger Agreement that would cause the Board to no longer determine in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a termination fee of $24 million, including if the Merger Agreement is terminated by the Company in order to enter into an acquisition agreement, merger agreement or similar agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement. The Merger Agreement also provides that Parent will be required to pay to the Company a reverse termination fee of $45 million under certain circumstances specified in the Merger Agreement.

Parent has obtained (i) equity financing commitments pursuant to the equity commitment letters described below, and (ii) debt financing commitments for the Transactions (collectively, the “Financing”), the proceeds of which, together with cash on hand of the Company at the Closing (after netting out applicable fees and expenses), will be sufficient at the Closing for:

•	payment of the aggregate Merger Consideration;

•	any prepayment, repayment, refinancing or conversion of debt contemplated by the Merger Agreement;

•	amounts payable in respect of Company equity awards, as described above; and

•	any fees and expenses of or payable by Parent or Merger Sub in connection with the Transactions and the Financing.

Durational Walker LP, an affiliate of Durational (the “Durational Fund”), The Resolute Fund IV, L.P., an affiliate of TJC (the “Resolute Fund”) and TEI Investment Pte. Ltd., an affiliate of GIC Special Investments Pte. Ltd., have each committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount of $390,000,000 on the terms and subject to the conditions set forth in equity commitment letters, each dated November 5, 2018. Durational Fund and Resolute Fund also provided the Company with limited guarantees in favor of the Company, dated November 5, 2018, together guaranteeing the payment of the Parent Termination Fee pursuant to the terms of such guarantees.

In addition, concurrently with the execution of the Merger Agreement, on November 5, 2018, Advent-Bojangles’ Acquisition Limited Partnership (the “Key Stockholder”) representing approximately 51% of the outstanding Common Stock of the Company entered into a Voting and Support Agreement (the “Voting Agreement”) with Parent, pursuant to which, among other things and subject to the terms and conditions set forth therein, the Key Stockholder agreed to vote its shares of the Common Stock in favor of the adoption of the Merger Agreement and the Transactions and against any alternative acquisition proposal. In addition, subject to certain exceptions, the Key Stockholder waived its appraisal rights. The

Voting Agreement terminates upon the earliest to occur of (i) the Effective Time, (ii) an amendment of the Merger Agreement which, among other things, alters or changes the amount or kind of Merger Consideration or otherwise would require further approval of the Company’s stockholders under applicable law, (iii) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time, (iv) the occurrence of an Adverse Recommendation Change in response to an Intervening Event (in each case, as defined in the Merger Agreement), or (v) the mutual agreement of Parent and the Key Stockholder to terminate the Voting Agreement.

The Merger Agreement includes customary representations, warranties and covenants of the Company made solely for the benefit of Parent and Merger Sub. The assertions embodied in those representations and warranties were made solely for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters of fact and may be subject to important qualifications and limitations agreed to by the Company, Parent, and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) or may have been used for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company or any of its subsidiaries or affiliates.

If the Merger is consummated, the Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934.

This summary of the principal terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and incorporated herein by reference, is intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Bojangles’, Inc. Retention Bonus Plan

Concurrently with the execution of the Merger Agreement, on November 5, 2018, the Company adopted the Bojangles’, Inc. Retention Bonus Plan (the “Retention Plan”). The purpose of the Retention Plan is to retain certain key employees through and following the consummation of the Merger.

Under the Retention Plan and the related individual retention award agreements (the “Award Agreements”), certain selected employees of the Company, including M. John Jordan, the Company’s Senior Vice President of Finance, Chief Financial Officer and Treasurer and Laura Roberts, the Company’s Vice President, General Counsel, Secretary and Compliance Officer, are eligible to receive a specified cash bonus (the “Retention Bonus”) in two installments. Fifty percent (50%) of the Retention Bonus will be payable at the Closing and the remaining fifty percent (50%) will be payable on the six-month anniversary of the Closing. A participant generally vests in each portion of his or her award only if he or she has remained continuously employed with the Company through and including the applicable vesting date. The amounts of the Retention Bonuses granted to Mr. Jordan and Ms. Roberts were $50,000 and $100,000, respectively. Any unpaid portion of a participant’s Retention Bonus will become immediately vested and payable if his or her employment is terminated by the Company without cause, by the participant with good reason or due to the participant’s death or disability prior to the applicable vesting date. The terms “cause”, “disability” and “good reason” are defined in the Retention Plan.

The foregoing descriptions of the Retention Plan and the Award Agreements are qualified in their entirety by reference to the Retention Plan and form of Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Bojangles’ from specifically enforcing obligations of Walker Parent, Inc. (Parent) under the merger agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the merger agreement may have on Bojangles’ or its business, including the risks that (a) Bojangles’ stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Bojangles’ to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Bojangles’ and its business, including the risks that as a result (a) Bojangles’ business, operating results or stock price may suffer, (b) Bojangles’ current plans and operations may be disrupted, (c) Bojangles’ ability to retain or recruit key employees may be adversely affected, (d) Bojangles’ business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Bojangles’ management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Bojangles’ ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Bojangles’ and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Bojangles’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated or supplemented by subsequent reports that Bojangles’ has filed or files with the SEC, including Bojangles’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor Bojangles’ assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Walker Parent, Inc. and Bojangles’. In connection with the proposed transaction, Bojangles’ plans to file a proxy statement with the SEC. STOCKHOLDERS OF BOJANGLES’ ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BOJANGLES’ WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Bojangles’ at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Bojangles’ Investor Relations at IR@bojangles.com or 203.682.8253.

Participants in Solicitation

Bojangles’ and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Bojangles’ directors and executive officers is available in its proxy statement filed with the SEC on April 20, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 5, 2018, by and among Walker Parent, Inc., Walker Merger Sub, Inc. and Bojangles’, Inc.

10.1	Bojangles’, Inc. Retention Bonus Plan

10.2	Form of Bojangles’, Inc. Retention Bonus Plan Award Agreement

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

Date: November 9, 2018	By:	/s/ Laura Roberts
Laura Roberts
Vice President, General Counsel, Secretary and Compliance Officer